Report of Independent Registered Public
Accounting Firm

To the Board of Trustees and Shareholders of iShares Trust


In planning and performing our audits of the financial statements of the funds of iShares Trust, as listed in the attached Appendix A, (hereafter referred to as the "Funds") as of and for the period ended July 31, 2016, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities, which we consider to be material weaknesses as defined above as of July 31, 2016.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




San Francisco, California
September 26, 2016






































Appendix A

iShares Trust

iShares Adaptive
Currency Hedged
MSCI EAFE ETF
iShares
China
Large-Cap
ETF



iShares Core
Aggressive
Allocation
ETF


iShares Core
Conservative
Allocation ETF

iShares Core
Growth
Allocation
ETF


iShares Core
Moderate
Allocation
ETF


iShares
Core MSCI
EAFE ETF



iShares Core
MSCI Europe
ETF


iShares
Core MSCI
Pacific
ETF



iShares Core
MSCI Total
International
Stock ETF

iShares
Currency
Hedged MSCI
ACWI ETF

iShares
Currency
Hedged MSCI
ACWI ex U.S.
ETF

iShares
Currency
Hedged MSCI
EAFE ETF

iShares Currency
Hedged MSCI
EAFE Small-Cap
ETF
iShares Currency
Hedged MSCI
Europe Small-Cap
ETF
iShares Edge
MSCI Intl
Momentum
Factor ETF

iShares Edge
MSCI Intl
Quality Factor
ETF

iShares Edge
MSCI Intl
Size Factor
ETF


iShares Edge
MSCI Intl Value
Factor ETF

iShares Edge
MSCI Min Vol
Asia ex Japan
ETF

iShares Edge
MSCI Min Vol
EAFE Currency
Hedged ETF
iShares Edge
MSCI Min
Vol EAFE
ETF


iShares Edge
MSCI Min Vol
Europe Currency
Hedged ETF
iShares Edge
MSCI Min
Vol Europe
ETF


iShares Edge
MSCI Min
Vol Japan
ETF


iShares Edge
MSCI Min
Vol USA ETF


iShares Edge
MSCI
Multifactor
USA ETF


iShares Edge
MSCI
Multifactor
Global ETF

iShares Edge
MSCI
Multifactor
Intl ETF


iShares Edge
MSCI
Multifactor Intl
Small-Cap ETF

iShares Edge
MSCI
Multifactor USA
Small-Cap ETF

iShares Edge
MSCI USA
Momentum
Factor ETF

iShares Edge
MSCI USA
Quality Factor
ETF

iShares Edge
MSCI USA
Size Factor
ETF


iShares Edge
MSCI USA
Value Factor
ETF

iShares
Exponential
Technologies
ETF


iShares
Morningstar
Multi-Asset
Income ETF

iShares
MSCI
ACWI ETF



iShares MSCI
ACWI ex U.S.
ETF


iShares MSCI
ACWI Low
Carbon Target
ETF

iShares MSCI
All Country Asia
ex Japan ETF

iShares
MSCI
China A
ETF



iShares
MSCI
EAFE ETF



iShares MSCI
EAFE
Growth ETF


iShares MSCI
EAFE Small-
Cap ETF


iShares
MSCI
EAFE
Value ETF



iShares MSCI
Europe
Financials
ETF


iShares MSCI
Europe
Small-Cap
ETF


iShares
MSCI
Kokusai
ETF